Kearny Federal Savings Bank
                            (Kearny Financial Corp.)

                  PROPOSED MAILING AND INFORMATIONAL MATERIALS
                                      INDEX
                                      -----

1.   Dear Depositor Letter*

2.   Dear Friend Letter - Eligible Account Holders who are no longer Depositors*

3.   Dear Potential Investor Letter*

4. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing*

5.-9. Stock Q&A

10.  Stock Order Form (page 1 of 2)*

11.  Stock Order Form (page 2 of 2)*

12.  Stock Order Form Guidelines*

13.  Invitation Letter - Informational Meetings

14. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

15.  Dear Shareholder - Confirmation Letter

16.  Dear Interested Investor - No Shares Available Letter

17.  Welcome Shareholder Letter - For Initial Certificate Mailing

18.  Dear Interested Subscriber Letter - Subscription Rejection

19.  Letter for Sandler O'Neill Mailing to Clients*



*    Accompanied by a Prospectus

Note:Items 1 through 12 are produced by the Financial Printer and Items 13 through 19 are produced by the stock information center.

                            [Kearny Financial Corp.]




Dear Depositor:

The Board of Directors of Kearny Financial Corp., the holding company for Kearny Federal Savings Bank, has voted unanimously in favor of a plan of stock issuance, under which Kearny Financial Corp. is offering common stock in a minority stock offering. We are raising capital to support Kearny Federal Savings Bank's future growth.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Kearny Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Kearny Federal Savings Bank, Kearny Financial Corp. and Kearny MHC. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Kearny Federal Savings Bank) to Kearny Financial Corp. in the enclosed postage-paid envelope marked "STOCK ORDER RETURN", or return it to any full service branch office of Kearny Federal Savings Bank. Your order must be physically received by Kearny Federal Savings Bank no later than 12:00 noon, eastern time, on ___day, ____ x, 2004. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA at Kearny Federal Savings Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Kearny Federal Savings Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the stock information center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.


                                           Sincerely,


                                           John N. Hopkins
                                           President and Chief Executive Officer




The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                            [Kearny Financial Corp.]




Dear Friend of Kearny Federal Savings Bank:

The Board of Directors of Kearny Financial Corp., the holding company for Kearny Federal Savings Bank, has voted unanimously in favor of a plan of stock issuance, under which Kearny Financial Corp. is offering common stock in a minority stock offering. We are raising capital to support Kearny Federal Savings Bank's future growth.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Kearny Financial Corp. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Kearny Federal Savings Bank, Kearny Financial Corp. and Kearny MHC. If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Kearny Federal Savings Bank) to Kearny Financial Corp. in the enclosed postage-paid envelope marked "STOCK ORDER RETURN" or return it to any full service branch office of Kearny Federal Savings Bank. Your order must be physically received by Kearny Federal Savings Bank no later than 12:00 noon, eastern time, on ___day, ____ x, 2004. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Please note that the stock information center will be closed from 12:00 noon Wednesday, November 24 through 12:00 noon Monday, November 29, in observance of the Thanksgiving holiday.


                                           Sincerely,



                                           John N. Hopkins
                                           President and Chief Executive Officer



The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                            [Kearny Financial Corp.]




Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Kearny Financial Corp. We are raising capital to support Kearny Federal Savings Bank's future growth.

This information packet includes the following:

        PROSPECTUS: This document provides detailed information about the operations of Kearny Federal Savings Bank, Kearny Financial Corp. and Kearny MHC and the proposed stock offering by Kearny Financial Corp. Please read it carefully before making an investment decision.

        STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Kearny Federal Savings Bank), to Kearny Financial Corp. in the enclosed postage-paid envelope marked "STOCK ORDER RETURN" or return it to any full service branch office of Kearny Federal Savings Bank. Your order must be physically received by Kearny Federal Savings Bank no later than 12:00 noon, eastern time, on ___day, ____ x, 2004.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.


                                           Sincerely,



                                           John N. Hopkins
                                           President and Chief Executive Officer



The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       [Sandler O'Neill & Partners, L.P.]




Dear Customer of Kearny Federal Savings Bank:

At the request of Kearny Federal Savings Bank and its holding company, Kearny Financial Corp., we have enclosed material regarding the offering of common stock by Kearny Financial Corp. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Kearny Financial Corp.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Kearny Federal Savings Bank) to Kearny Financial Corp. in the accompanying postage-paid envelope marked "STOCK ORDER RETURN" or return it to any full service branch office of Kearny Federal Savings Bank. Your order must be physically received by Kearny Federal Savings Bank no later than 12:00 noon, eastern time, on ___day, ____ x, 2004. If you have any questions after reading the enclosed material, please call the stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                                Sincerely,



                                                Sandler O'Neill & Partners, L.P.




The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

                                    Questions
                                    & Answers
                            About the Stock Issuance




                             Kearny Financial Corp.

                             QUESTIONS AND ANSWERS
                            About the Stock Issuance

The Board of Directors of Kearny Financial Corp., the holding company for Kearny Federal Savings Bank, has voted unanimously in favor of a plan of stock issuance, under which Kearny Financial Corp. is offering common stock in a minority stock offering. We are raising capital to support Kearny Federal Savings Bank's future growth.

Effect on Deposits and Loans

Q.   Will the offering affect any of my deposit accounts or loans?
A. No. The offering will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rate, of your loans with us will also be unaffected by the offering.

About The Stock

Investment in common stock  involves  certain  risks.  For a discussion of these
risks  and  other  factors,   investors  are  urged  to  read  the  accompanying
prospectus.

Q.   Who can purchase stock?
A. The common stock of Kearny Financial Corp. will be offered in the Subscription Offering in the following order of priority:

     o Eligible Account Holders, depositors of Kearny Federal Savings Bank with accounts totaling $50 or more as of March 31, 2003 (Former depositors of West Essex Bank, which was acquired by Kearny Federal Savings Bank in July 2003, will be treated as Eligible Account Holders if they had deposits with West Essex at the close of business on March 31, 2003 of at least $50.00) ;

     o    Kearny Financial Corp.'s employee stock ownership plan;

     o Supplemental Eligible Account Holders, depositors of Kearny Federal Savings Bank with accounts totaling $50 or more as of September 30, 2004; and


Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or a public offering.

Q.   Will any account I hold with the Bank be converted  into stock?
A.   No. All accounts remain as they were prior to the offering.

Q.   How many shares of stock are being offered, and at what price?
A. Kearny Financial Corp. is offering for sale a maximum of 16,387,500 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Kearny Financial Corp., may increase the maximum and sell up to 18,845,625 shares.

Q.   How much stock can I purchase?
A. The minimum purchase is $250 (25 shares). As more fully discussed in the plan of stock issuance described in the prospectus, the maximum purchase by any person in the Subscription or Community Offering is $500,000 (50,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $750,000 (75,000 shares) of common stock offered in the offering.

Q.   How do I order stock?
A. You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either in person to any full service branch office of Kearny Federal Savings Bank or by mail in the postage-paid envelope marked "STOCK ORDER RETURN." Stock order forms may not be delivered to a walk up or drive through window located at any of Kearny Federal Savings Bank's branch offices.

Q.   How can I pay for my shares of stock?
A. You can pay for the common stock in cash (if delivered in person) or by check, bank draft money order or withdrawal from your deposit account at Kearny Federal Savings Bank.

Q.   When is the deadline to subscribe for stock?
A. An executed stock order form with the required full payment must be physically received by Kearny Federal Savings Bank no later than 12:00 noon, eastern time on ___day, ____ x, 2004.

Q. Can I subscribe for shares using funds in my IRA at Kearny Federal Savings Bank?

A. Federal regulations do not permit the purchase of common stock with your existing IRA at Kearny Federal Savings Bank. To use such funds to subscribe for common stock, you need to establish a "self directed" trust account with an outside trustee. Please call our stock information if you require additional information. Transfer of such funds takes time, so please make arrangements as soon as possible.

Q. Can I subscribe for shares and add someone else who is not on my account to my stock registration?
A. No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.   Can I subscribe for shares in my name alone if I have a joint account?
A. No. A name can be deleted only in the event of the death of a named eligible depositor.

Q.   Am I guaranteed to receive shares by placing an order?
A. No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.   Will payments for common stock earn interest until the offering closes?
A. Yes. Any payment made in cash or by check or money order will earn interest at Kearny Federal Savings Bank's passbook savings rate from the date of receipt to the completion or termination of the offering.

Q.   Will dividends be paid on the stock?
A. Kearny Financial Corp. intends to consider paying cash dividends, but has not declared the amount that may be paid or when payments may begin.

Q.   Will my stock be covered by deposit insurance?
A.   No

Q.   Where will the stock be traded?
A. Upon completion of the offering, our shares of common stock will trade on the Nasdaq National Market under the symbol "xxxx."

Q.   Can I change my mind after I place an order to subscribe for stock?
A.   No. After receipt, your order may not be modified or withdrawn.

                             Additional Information

Q.   What if I have additional questions or require more information?
A. Kearny Financial Corp.'s prospectus that accompanies this brochure describes the offering in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material you may call our stock information at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Additional material may only be obtained from the stock information.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock offered in the offering are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                            [Kearny Financial Corp.]



                                                           _______________, 2004



Dear __________:

The Board of Directors of Kearny Financial Corp., the holding company for Kearny Federal Savings Bank, has voted unanimously in favor of a plan of stock issuance, under which Kearny Financial Corp. is offering common stock in a minority stock offering. We are raising capital to support the Bank's future growth.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on___ at ___:00
_._.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our stock offering, please call our stock information center at (___) ___-____, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

                                           Sincerely,



                                           John N. Hopkins
                                           President and Chief Executive Officer



The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Stock Information Center)

                            [Kearny Financial Corp.]




                                                           _______________, 2004


Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Kearny Financial Corp. common stock.

At this time, we cannot confirm the number of shares of Kearny Financial Corp. common stock that will be issued to you. Such allocation will be made in accordance with the plan of stock issuance following completion of the stock offering.

If you have any  questions,  please call our stock  information  center at (___)
___-____.


                                                Sincerely,



                                                Kearny Financial Corp.
                                                Stock Information Center



The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

                            [Kearny Financial Corp.]




                                                           _______________, 2004


Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by cash, check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2004; this is your stock purchase date. Trading will commence on the Nasdaq National Market under the symbol "xxxx" on ________ __, 2004.

Thank you for your interest in Kearny Financial Corp. Your stock certificate will be mailed to you shortly.


                                                  Sincerely,



                                                  Kearny Financial Corp.
                                                  Stock Information Center



The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

                            [Kearny Financial Corp.]




                                                           _______________, 2004


Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders or community friends. If your subscription was paid for by cash, check, bank draft or money order, a refund of any balance due you with interest will be mailed promptly.

We appreciate your interest in Kearny Financial Corp. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "xxxx."


                                               Sincerely,



                                               Kearny Financial Corp.
                                               Stock Information Center



The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

                            [Kearny Financial Corp.]




                                                           _______________, 2004


Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Kearny Financial Corp. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                         Registrar and Transfer Company
                          Investor Relations Department
                                10 Commerce Drive
                         Cranford, New Jersey 07016-3572
                                1 (800) 368-5948
                              email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of Kearny Financial Corp., I thank you for supporting our offering.

                                           Sincerely,




                                           John N. Hopkins
                                           President and Chief Executive Officer



The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

                            [Kearny Financial Corp.]




                                                           _______________, 2004


Dear Interested Subscriber:

We regret to inform you that Kearny Federal Savings Bank, Kearny MHC and Kearny Financial Corp., the holding company for Kearny Federal Savings Bank, did not accept your order for shares of Kearny Financial Corp. common stock in its community offering. This action is in accordance with our plan of stock issuance, which gives Kearny Federal Savings Bank, Kearny MHC and Kearny Financial Corp. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.


                                               Sincerely,



                                               Kearny Financial Corp.
                                               Stock Information Center




The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

                       [Sandler O'Neill & Partners, L. P.]




                                                           _______________, 2004


To Our Friends:

We are enclosing material in connection with the stock offering by Kearny Financial Corp., the holding company for Kearny Federal Savings Bank. Kearny Financial Corp. is raising capital to support the Bank's future growth.

Sandler O'Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at 12:00 noon, eastern time, on ______ __. 2004. In the event that all the stock is not sold in the subscription and community offering, Sandler O'Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public, other than residents of _______, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.


                                                Sincerely,



                                                Sandler O'Neill & Partners, L.P.




The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Kearny Federal Savings Bank, Kearny MHC, Kearny Financial Corp., the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O'Neill)

19